                                                                   EXHIBIT 10.1



                                 LOAN AGREEMENT


         THIS AGREEMENT is made this 14th day of November, 1996, between ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and BARNETT BANK, N.A. (the "Bank").

                                    RECITALS

         The Borrower wishes to obtain credit from the Bank on the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                             BORROWING AND PAYMENT

         1.01 Revolving Credit Advances.

                  (a) The Bank hereby establishes in favor of the Borrower a revolving line of credit. The Borrower shall be entitled to borrow, repay and reborrow funds from the Bank in accordance with the terms hereof so long as the total principal amount owed to the Bank under the revolving line of credit does not exceed $10,000,000.00 (or such lesser amount as is set forth herein) from the date hereof through November 14, 1997. The Bank's obligation to make advances hereunder shall terminate on November 14, 1997, or such earlier date as is set forth herein.

                  (b) The Borrower's indebtedness under the revolving line of credit shall be evidenced by a promissory note of even date herewith (as amended, extended or renewed from time to time, the "Note") executed by the Borrower in favor of the Bank in the original principal amount of $10,000,000.00. The Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.

                  (c) The Bank shall make each advance under the revolving line of credit upon notice from the Borrower to the Bank specifying the date and amount of the advance. The Bank must receive the notice not later than 12:00 noon (Eastern time) on the business day of the advance. Alternatively, the Borrower may request advances by drawing checks on a deposit account which is linked to the credit facility hereunder in accordance with disbursement arrangements that are mutually satisfactory to the parties. The Bank will make each requested advance available to the Borrower not later than the close of business on the business day of the request by crediting the Borrower's account maintained with the Bank in the amount of the advance if as of such time: (i) the Bank's obligation to make advances hereunder has not terminated or expired; (ii) a Default or Event of Default (as defined herein) has not


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         occurred; and (iii) all conditions to the advance set forth herein or in any other Loan Documents (as defined herein) have been satisfied.

         1.02 Acceptances. Subject to the terms set forth herein and in that certain Acceptance Credit Agreement (as amended or restated from time to time, the "Acceptance Agreement") of even date herewith between the Borrower and the Bank, the Bank shall from time to time prior to November 14, 1997, make available to the Borrower an acceptance facility pursuant to which the Bank may accept drafts drawn upon it by the Borrower (each, an "Acceptance"). The aggregate face amount of outstanding Acceptances shall not at any one time exceed $5,000,000 (or such lesser amount as is set forth herein). The Bank shall not be required to create any Acceptance which has a maturity date after November 14, 1997. Upon the Bank's payment of an Acceptance upon maturity thereof, the Bank may at its option obtain an advance under the Note (without further notice to or consent of the Borrower) to reimburse the Bank for such payment. If the Bank elects not to obtain an advance under the Note or if credit in the amount of the Acceptance is not then available under the Note, the Borrower shall immediately upon demand reimburse the Bank for the face amount of each Acceptance upon the maturity thereof together with such other amounts as may be due in connection therewith in accordance with the Acceptance Agreement. The parties acknowledge that the Bank may at any time sell, discount, rediscount or otherwise dispose of any Acceptances. The Borrower shall pay the Bank such fees and costs in connection with the Acceptances as are set forth in the Acceptance Agreement.

         1.03 Loan Documents and Related Terms.

                  (a) The indebtedness (the "Indebtedness") now or hereafter evidenced by the Note and the Acceptance Agreement shall: (i) be secured by a first priority lien pursuant to the Security Agreement (as amended or restated from time to time, the "Security Agreement") of even date herewith executed by the Borrower in favor of the Bank covering the Borrower's inventory, accounts receivable and other assets described therein; and (ii) be guaranteed by each of the Borrower's current Subsidiaries pursuant to guaranties
         (collectively, as amended or restated from time to time, the "Guaranties") of even date herewith executed by such Subsidiaries in favor of the Bank. The Guaranties and the Indebtedness shall be secured by security agreements (collectively, as amended or restated from time to time, the "Subsidiary Security Agreements") of even date herewith executed by each of the Borrower's current Subsidiaries in favor of the Bank covering the inventory, receivables and other assets of such Subsidiaries described therein. The Borrower and each such Subsidiary shall execute and deliver such financing statements and other documents as the Bank may reasonably request to perfect and continue perfection of the Bank's liens. In addition, the Borrower shall execute and deliver an Environmental Agreement (as amended or restated from time to time the "Environmental Agreement") of even date herewith in favor of the Bank. The Guaranties and the Subsidiary Security Agreements shall include, in addition to the Guaranties and Subsidiary Security Agreements contemplated in this subparagraph, all guaranties and security agreements, as the case may be, now or hereafter executed by any Subsidiaries pursuant to subparagraph (b) below.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

                      (i) "Loan Documents" shall mean and include this
                  Agreement (as amended from time to time), the Note, the Acceptance Agreement, the Acceptances, the Security Agreement, the Guaranties, the Subsidiary Security Agreements, the Environmental Agreement and all documents related to the foregoing documents.

                      (ii) "Included Subsidiary" shall mean and include
                  each Subsidiary that has satisfied the following conditions:

                                            (aa) The Subsidiary has granted
                           the Bank a perfected security interest in its inventory and accounts receivable subject only to such prior liens and claims as the Bank, in its discretion, may approve; and

                                            (bb) The Subsidiary has executed
                           the following documents in favor of the Bank substantially in the form of such documents executed by the Borrower's current Subsidiaries on the date hereof: (1) Guaranty of Payment; (2) Security Agreement; (3) Waiver of Jury Trial; and
                           (4) financing statements (conforming in each case to the requirements of the applicable jurisdictions where such statements will be filed). Each such document shall be deemed to be a Loan Document hereunder.

                     (iii) "Subsidiary" shall mean and include any
                  partnership, corporation or other entity if the Borrower now or hereafter directly or indirectly owns or controls a majority of the equity or voting interests in such partnership, corporation or entity.

                  (c) For purposes of this Agreement, the plural shall include the singular, and vice versa, as the context requires.


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         1.04 Borrowing Limitations.

                  (a) Notwithstanding any contrary provision set forth herein or in any other Loan Document, the Borrower agrees that the outstanding principal balance of the Note, when combined with the aggregate face amount of outstanding Acceptances, shall not at any time exceed the lesser of: (i) $10,000,000; or (ii) the Borrowing Base (as defined herein) then in effect. The outstanding principal balance of the Note, together with the aggregate face amount of outstanding Acceptances, is referred to herein as the "Outstanding Credit."

                  (b) For purposes hereof, the "Borrowing Base" shall mean the sum of: (i) 85% of the face amount of Eligible Receivables; and (ii) 50% of the book value of Eligible Inventory. The Borrower specifically agrees that: (i) the book value of Eligible Inventory included in the Borrowing Base shall not in any event exceed $6,000,000; and (ii) the book value of Eligible Inventory consisting of work in process included in the Borrowing Base shall not in any event exceed $1,000,000. For purposes hereof, the book value of Eligible Inventory shall be calculated on a first in, first out basis in accordance with generally accepted accounting principles. Notwithstanding any contrary provision set forth herein, the portion of the Borrowing Base attributable to the inventory or accounts receivable of any Included Subsidiary shall not at any time exceed the maximum liability of such Included Subsidiary under any Guaranty (as defined herein) executed by such Included Subsidiary. The amount of Eligible Receivables and Eligible Inventory shall be determined as follows:

                                    (i) "Eligible Receivables" shall mean all
                  accounts receivable then outstanding for goods, merchandise and other items of tangible property (collectively, "Products") sold by the Borrower or any Included Subsidiary in the ordinary course of business. However, Eligible Receivables shall not include any account receivable with respect to which: (aa) a final invoice has not been issued;
                  (bb) delivery of the Products has not been substantially completed; (cc) the invoice is conditional, permits returns or restricts collection rights or assignments in any respect (except, however, that the invoice may permit returns in the ordinary course of business with respect to defective goods); (dd) the invoice permits payment: (1) in any currency other than United States dollars; or (2) at any location outside the United States (except for foreign receivables permitted under subparagraph (nn) below); (ee) the obligation to pay is evidenced by chattel paper or any note or other instrument (unless duly endorsed and delivered to the Bank); (ff) the Products have been rejected, returned or disputed in any material respect,

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                  whether in whole or in part, in which case the receivable
                  shall be ineligible to the extent of such rejection, return or dispute; (gg) the customer has attempted to renegotiate the invoiced price or asserted any material right of reduction, set-off, recoupment, counterclaim or defense;
                  (hh) the account is outstanding 90 days or more after the invoice date (except, however, that the account of Aardvark, Inc. evidenced by an agreement disclosed by the Borrower to the Bank prior to the date hereof may be outstanding for more than 90 days from the invoice date so long as Aardvark, Inc. is not more than 60 days delinquent in the payment of any amount due under such agreement); (ii) the account is 60 days or more past due from the due date; (jj) the obligor under the receivable is also a creditor or supplier of the Borrower or any Subsidiary (in which case the amount of the receivable shall be reduced, for eligibility purposes, by the amount owed by the Borrower or such Subsidiary to such obligor); (kk) the Bank does not have a perfected first priority security interest in the receivable; (ll) the customer has a history of late payments, returns, rejections, renegotiations or disputes; (mm) the customer is an affiliate of the Borrower or any Subsidiary; (nn) the customer is located outside the continental United States, its territories or possessions (except, however, that Eligible Receivables may include other receivables having an aggregate face amount of not more than $500,000 owed by customers located in any of the countries listed on Exhibit "A" attached hereto so long as such receivables otherwise constitute "Eligible Receivables" in accordance with the other provisions of this paragraph (i)); (oo) the customer does not meet the established credit standards of the Borrower and its Subsidiaries; (pp) the account receivable exceeds 15% of the Borrower's Tangible Net Worth (as defined herein) (in which case, the amount of the excess shall be deemed ineligible); (qq) the account receivable is owed by a customer who is 90 days or more past due on 50% or more of its obligations owed to the Borrower and its Subsidiaries (in which event all receivables owed by the customer to the Borrower and its Subsidiaries shall be deemed ineligible); or (rr) the Bank otherwise determines in its reasonable discretion that the receivable is ineligible hereunder. Eligible Receivables shall not in any event include any receivables owed by governmental agencies, departments or authorities other than: (aa) receivables otherwise qualifying as Eligible Receivables that are owed by municipalities located in the United States whose long-term debt is rated BBB or better by Standard &
                  Poor's Corporation; and (bb) other governmental receivables otherwise qualifying as Eligible Receivables to the extent that such receivables do not at any one time exceed an aggregate of $500,000. All receivables owed by United States agencies, departments and authorities shall be assigned to the Bank under the federal Assignment of Claims Act.

                               (ii) "Eligible Inventory" shall mean all
                  inventory of raw materials, work in process and finished goods then owned by the Borrower or any Included Subsidiary and held for sale in the ordinary course of business as then conducted. However, Eligible Inventory shall not include any item of inventory that: (aa) is not of merchantable quality;
                  (bb) is defective or does not meet the established specifications of the Borrower or any Included Subsidiary for its type; (cc) is obsolete or has been held by the Borrower or any Included Subsidiary for more than twelve months (unless subject to a current purchase order); (dd) together with other items of its type exceed reasonably expected sales over the next 12 months by more than 50%;
                  (ee) is held by any person other than the Borrower, any Included Subsidiary or a party to a bailment agreement with the Bank (in such form and substance as may be reasonably acceptable to the Bank); (ff) is located at any location other than those locations set forth in Exhibit "B" attached hereto; (gg) is subject to any prior lien, encumbrance or claim so that the Bank does not hold a perfected first priority security interest in the inventory; (hh) is the subject of any financing statement, lien or other encumbrance other than in favor of the Bank; (ii) is the subject of any other person's claim of ownership, whether legal, beneficial or otherwise; or (jj) is otherwise deemed ineligible by the Bank in its reasonable discretion. In addition, Eligible Inventory shall exclude any inventory on which the Bank, for any reason, does not hold a perfected security interest subject to no prior liens or claims. The Bank may elect to treat as ineligible any inventory located at leased premises if the landlord is not a party to a subordination and access agreement reasonably acceptable to the Bank (except, however, that the Borrower shall not be required to provide, prior to December 31, 1997, any such agreement for the premises located at 191 Nassau Place Road, Yulee, Florida).

                  (c) The Bank has the right to deem any inventory or receivable as ineligible for lending purposes if it is not in the Bank's reasonable judgment adequately documented by the books and records of the Borrower or its Included Subsidiaries or if the Bank otherwise reasonably deems such inventory or receivable as ineligible. If at any time the Outstanding Credit exceeds the Borrowing Base, the Borrower shall immediately pay to the Bank the amount of such excess. The Borrower shall not be entitled to obtain any advance under the

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         Note or other credit hereunder if the advance or credit would result in a violation of the lending limits set forth herein. The Borrower shall deliver a borrowing base certificate to the Bank demonstrating compliance with the lending limits set forth herein: (i) on the fifteenth day of each calendar month based upon the then Outstanding Credit and the Borrowing Base as of the end of the immediately preceding calendar month; and (ii) at such other times as the Bank may reasonably request.

         1.05 Facility Fees. The Borrower shall pay the Bank a fee on the daily average unused amount of the revolving line of credit under the Note for a period commencing on the date hereof and continuing until the expiration or termination of the line of credit. The fee shall accrue at the rate of one-eighth of one percent (0.125%) per annum calculated on the basis of a 360-day year (based on actual days elapsed). The Borrower shall pay the fee quarterly in arrears: (a) within 15 days after the end of each calendar quarter; and (b) on the expiration or termination of the line of credit. In calculating the fee: (a) the amount of outstanding Acceptances shall be treated as amounts outstanding under the Note; and (b) the maximum amount of borrowings available under the line of credit shall be $10,000,000 without reduction for Borrowing Base limitations set forth herein.

                                   ARTICLE II
                                   CONDITIONS

         2.01 Conditions to Initial Advance. The obligation of the Bank to make an initial extension of credit hereunder is subject, without limitation, to satisfaction of the following conditions precedent:

                  (a) The Bank shall have received on or before the date hereof and the date of such extension of credit in form reasonably satisfactory to it: (i) the duly executed Loan Documents; (ii) such evidence of corporate authorization from the Borrower and each Subsidiary as the Bank may reasonably require; (iii) good standing certificates indicating that the Borrower and each Subsidiary are in good standing in their respective states of incorporation and in any other states where they are required to qualify to do business; and
         (iv) certified articles of incorporation and bylaws of the Borrower and each Subsidiary.

                  (b) The Bank shall have received on or before the date hereof, from attorneys for the Borrower reasonably acceptable to the Bank, an opinion addressed to the Bank in form and substance reasonably satisfactory to the Bank.

         2.02 Conditions to Advances. The obligation of the Bank to make any advances hereunder or under the Note, or to create any

Acceptances, is subject, without limitation, to satisfaction of the following additional conditions precedent:

                  (a) The representations and warranties of the Borrower and each Subsidiary set forth in this Agreement and in the Loan Documents shall be true and correct in all material respects on and as of the date of each such advance or extension of credit.

                  (b) On the date of each such advance or extension of credit, the Borrower shall be in compliance with all the material terms and provisions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall have occurred.

         2.03 Other Documents. The Bank shall have received on or before the date hereof or the date of any advance or credit extension hereunder such other documents or items as the Bank may reasonably request.

                                  ARTICLE III
                             AFFIRMATIVE COVENANTS

         The Borrower as to itself and as to any Subsidiaries covenants and agrees that from the date hereof:

         3.01 Financial Statements of the Borrower. The Borrower will deliver to the Bank the following:

                  (a) Within forty-five (45) days after the end of each quarter of the Borrower's fiscal year: (i) a balance sheet, income statement and statement of cash flows for the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such period in reasonable detail certified by an authorized officer of the Borrower; and (ii) a balance sheet and income statement for each of the Borrower and its Subsidiaries on a stand alone basis for each such entity as of the end of and for such period in reasonable detail certified by an authorized officer of the Borrower.

                  (b) Within ninety (90) days after the end of each fiscal year of the Borrower, a balance sheet, income statement and statement of cash flows for the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such period in reasonable detail, audited and certified by independent certified public accountants of recognized national standing, whose opinion thereon shall be reasonably satisfactory to the Bank in scope and substance.

                  (c) Within fifteen (15) days after the end of each calendar quarter, accounts receivable aging schedules and inventory status reports for the Borrower and each Subsidiary as of the end of such quarter certified to the Bank by an authorized officer of the Borrower.

                  (d) Promptly upon receipt thereof, copies of all management letters submitted to the Borrower by independent certified public accountants in connection with each annual or interim audit of the books of the Borrower by such accountants.

                  (e) With each delivery required under subparagraphs (a) and
         (b) above, a compliance certificate in form approved by the Bank executed by an executive officer of the Borrower demonstrating compliance with the Loan Documents.

                  (f) Promptly upon the occurrence of any Default or Event of Default, a notice thereof, specifying the nature thereof.

                  (g) Promptly upon becoming available, a copy of all: (i) reports, registration statements and other materials filed with the Securities and Exchange Commission; (ii) all offering circulars made in connection with any distribution or sale of the Borrower's securities; and (iii) all notices, proxy statements and other materials mailed or distributed to the Borrower's shareholders.

                  (h) Such other material information as the Bank may from time to time reasonably request.

         3.02 Financial Information. All financial information submitted by the Borrower or any Subsidiary hereunder shall be prepared in accordance with generally accepted accounting principles as in effect as of the time that such financial statements are prepared. The Borrower and its Subsidiaries will maintain books of account in accordance with generally accepted accounting principles.

         3.03 Taxes and Other Charges. The Borrower and the Subsidiaries, as applicable, will pay and discharge or cause to be paid and discharged all taxes, charges, liabilities or claims of any type at any time assessed against or incurred by the Borrower or any Subsidiary, or which could become a lien against the Borrower or any Subsidiary or any of their properties. Nothing in this subsection shall require the payment of any such sum if the Borrower by appropriate proceedings contests the same in good faith and so long as the Borrower, if required by generally accepted accounting principles, creates a funded reserve in an amount required by generally accepted accounting principles.

         3.04 Insurance. The Borrower and its Subsidiaries will maintain adequate insurance with responsible insurers with coverage normally obtained by businesses similar to that of the Borrower or its Subsidiaries, but covering at least: (i) damage to physical property from fire and other hazards; (ii) liability on account of injury to persons; (iii) product liability risks; and (iv) insurance against theft, forgery or embezzlement or other illegal acts of officers or employees in reasonable amounts. If requested by the Bank, the Borrower will provide the Bank, within ninety (90) days after the end of each fiscal year, a certificate of the Borrower specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance.

         3.05 Maintenance of Corporate Existence. The Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, franchises, rights and privileges as corporations under the laws of their states of incorporation and any other jurisdiction where the conduct of their business or the ownership of their properties would require them to be qualified to do business (except where the failure to be so qualified would not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole).

         3.06 Use of Proceeds. The funds borrowed under the Note shall be used for working capital purposes and for such other purposes as the Bank may approve from time to time.

         3.07 Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish the Bank notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary.

         3.08 Notice of ERISA Requirements. As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any reportable event, accumulated funding deficiency, prohibited transaction, disqualification or termination (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) with respect to any Plan has occurred, the Borrower shall furnish the Bank with the statement of the chief financial officer of the Borrower setting forth details as to such event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such event to the Pension Benefit Guaranty Corporation. For purposes of this Agreement, "Plan" shall mean any employee benefit plan maintained in whole or in part for employees of the Borrower or its Subsidiaries which is subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time.

         3.09 Other Events. The Borrower shall promptly notify the Bank of any material default under or violation of any material agreement, law or regulation to which the Borrower or any Subsidiary is a party or by which it is bound. The Borrower and its Subsidiaries shall promptly perform all of their material obligations under any material agreements to which any of them is a party, and each of them shall use its best efforts to ensure compliance by other parties in all material respects with such agreements.

         3.10 Compliance with Laws. The Borrower and its Subsidiaries shall comply in all material respects at all times with all statutes, regulations, orders and judgments to which they, or any of them, are subject.

         3.11 Access. The Bank (by any of its officers, employees or agents) shall have the right, exercisable as frequently as the Bank reasonably determines to be appropriate, to inspect and make extracts from all of the records, files and books of account of the Borrower or its Subsidiaries. All reasonable costs, fees and expenses incurred by the Bank, or for which the Bank has become obligated, in connection with any such inspection, and verification shall be payable by the Borrower to the Bank. Notwithstanding the foregoing provisions of this Section, the Bank shall not exercise its right of inspection hereunder more than once per calendar year for so long as no Event of Default is continuing hereunder.

         3.12 Deposits. The Borrower and the Included Subsidiaries shall maintain their primary operating accounts with the Bank (except, however, that the Borrower and its Included Subsidiaries shall be entitled to maintain deposit accounts with other banks in market areas where the Bank does not maintain a banking office to the extent reasonably necessary to support the operations of the Borrower and its Subsidiaries in those market areas).

         3.13 Landlord's Agreements. The Borrower and the Included Subsidiaries shall at all times use their best efforts to obtain and maintain in effect subordination and access agreements executed by any lessor or sublessor who holds any interest in premises utilized by the Borrower or any Included Subsidiary if the aggregate value of property of the Borrower and its Included Subsidiaries located thereon exceeds $100,000 (except, however, that no such agreement shall be required prior to December 31, 1997, for the premises located at 191 Nassau Place Road, Yulee, Florida). The agreements shall be in form and substance reasonably satisfactory to the Bank.

         3.14 Further Assurances. If at any time counsel for the Bank is of the reasonable opinion that any portion of the Outstanding Credit is not secured by a first priority lien on the property described in the Security Agreement, or as contemplated herein, subject only to exceptions described in the Security Agreement, and has so advised the Bank in writing, then the Borrower shall, after written notice of such opinion from the Bank, do all things and matters necessary to assure to the reasonable satisfaction of counsel for the Bank that any part of the Outstanding Credit is

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secured or will be secured as contemplated by this Agreement and the Security
Agreement.

                                   ARTICLE IV
                               NEGATIVE COVENANTS

         The Borrower and its Subsidiaries shall comply with the following covenants during the term hereof:

         4.01 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets of the Borrower or any Subsidiary now or hereafter owned, or enter into or suffer to exist any conditional sales contracts or other title retention agreements except for Permitted Liens. For purposes hereof, Permitted Liens shall mean:

             (a) liens in favor of the Bank;

             (b) existing liens described on Exhibit "C" attached hereto (together with any replacement lien arising out of any extension, renewal or refinancing of any such lien provided that: (i) the indebtedness secured by each such replacement lien shall not exceed the indebtedness secured by the lien theretofore existing; and (ii) such replacement lien attaches only to the same property theretofore securing the indebtedness so extended, renewed or refinanced);

             (c) liens on equipment to secure indebtedness permitted hereunder to finance the acquisition thereof;

             (d) the lien of ad valorem and other taxes and assessments not yet due and payable;

             (e) liens arising out of pledges, deposits, or other amounts owed under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation, or to secure payment of premiums for insurance purchased in the usual course of operations or in connection with self-insurance or to secure the performance of bids, tenders or trade contracts incurred in the ordinary course of operations and not in connection with the borrowing of money;

              (f) deposits for indemnity bonds and other bonds required in the ordinary course of the Borrower's or any Subsidiary's business, and not in connection with borrowed money;

              (g) inchoate materialmen's, suppliers', operators', mechanics', workmen's, repairmen's, employees', carriers', warehousemen's or attorneys' liens or other like statutory liens arising in the ordinary course of business and securing obligations (i) which are not delinquent or (ii) the amounts or validity of which are being contested in good faith as to which the Borrower has established appropriate funded reserves to the extent required by generally accepted accounting principles;

              (h) deposits made by the Borrower or any Subsidiary in the ordinary course of business;

              (i) liens of financial institutions arising in the ordinary process of collection of instruments;

              (j) statutory landlord's liens, and contractual landlord's liens created prior to this date provided that amounts secured thereby are not past due by more than 30 days; and

              (k) liens securing Permitted Acquisition Debt (as defined herein) so long as such liens do not encumber any assets of the Borrower or any Included Subsidiary.

         4.02 Obligations.

              (a) Neither the Borrower nor any Subsidiary is or will become directly or indirectly obligated in any way for any obligation for borrowed money except for Permitted Obligations. For purposes hereof, Permitted Obligations shall mean:

                      (i) any and all obligations now or hereafter owed
                  by the Borrower or any Subsidiary to the Bank;

                      (ii) indebtedness incurred solely to finance the
                  acquisition of equipment in the ordinary course of business so long as no Default or Event of Default has occurred and is continuing hereunder and so long as such indebtedness will not result in a default in the financial covenants hereunder: (aa) at the time such indebtedness is incurred after giving effect to such indebtedness; and (bb) on a projected basis based upon reasonable projections for the term of such indebtedness after giving effect to such indebtedness;

                     (iii) customer deposits in the ordinary course of
                  business;

                     (iv) obligations described on Exhibit "D" attached
                  hereto;

                     (v) obligations subordinated to the Indebtedness
                  pursuant to subordination agreements reasonably acceptable to the Bank;

                     (vi) Permitted Acquisition Debt (as defined herein);
                  and

                     (vii) Obligations resulting from loans and advances
                  permitted under Section 4.04 hereof.

                  (b) Neither the Borrower nor any Subsidiary shall without the Bank's prior written consent: (i) guarantee or purchase any obligations of any other person or entity (except pursuant to the Guaranties and except that any such entity shall be entitled to guarantee any Permitted Obligations of the Borrower or any other Subsidiary); (ii) enter into any credit support, financial maintenance, credit enhancement or similar arrangement in favor of any person or entity; or (iii) enter into any other transaction which is intended to assure performance of the obligations of any other person or entity.

                  (c) For purposes hereof, "Permitted Acquisition Debt" shall mean any indebtedness incurred by the Borrower or any of its Subsidiaries to finance any Permitted Acquisition (as defined in Section 4.04 hereof) or assumed by the Borrower or any such Subsidiary in connection with any Permitted Acquisition.

         4.03 Merger; Consolidation; Sale of Substantial Assets. Neither the Borrower nor any Subsidiary will: (a) merge into, consolidate with, or sell or transfer all or a substantial part of its assets to, any other person or entity; (b) sell or transfer any stock or equity interest in any Subsidiary to any other person or entity (except for transfers to the Borrower or any other wholly owned Included Subsidiary); (c) take any action which would reduce the ownership or voting interest of the Borrower and its Subsidiaries in any Subsidiary; or (d) pledge or encumber any stock of any Subsidiary (except for pledges in favor of the Bank). Notwithstanding the foregoing, each of the Borrower and its Subsidiaries shall be entitled to sell or transfer assets to wholly owned Included Subsidiaries.

         4.04 Loans, Investments and Acquisitions.

                  (a) Neither the Borrower nor any Subsidiary will purchase any stock, securities or evidence of indebtedness, or make or permit to exist any loans or advances to, or make any investment or acquire any interest in, any other corporation, partnership or other entity or person (except, however, that the Borrower and its Subsidiaries shall be entitled to make Permitted Acquisitions in accordance with the terms thereof).
                                       14

         Neither the Borrower nor any Subsidiary shall, without the Bank's prior written cosent, enter into partnership or joint venture agreements with any other person or entity. Notwithstanding the foregoing: (i) the Borrower and its Subsidiaries shall be entitled to extend credit and make advances to wholly owned Included Subsidiaries; (ii) the Borrower and its Subsidiaries shall be entitled to extend credit and make advances to Subsidiaries, other than wholly owned Included Subsidiaries, so long as the total outstanding amount of such credit and advances, on a combined basis, does not exceed $250,000 at any one time; (iii) the Borrower and its Subsidiaries may extend credit and make advances in the ordinary course of business, in addition to credit and advances permitted under the foregoing subparagraphs (i) and (ii), so long as the total outstanding amount of such credit and advances, on a combined basis under this subparagraph (iii), does not exceed $250,000 at any time; (iv) the Borrower and its Subsidiaries may extend trade credit to purchasers in the ordinary course of business in connection with the sale of inventory to such purchasers;
         (v) the Borrower and its Subsidiaries may invest in direct obligations of the United States government and time certificates of deposit of banks maturing within one year from the date of the acquisition thereof; and (vi) the Borrower and its Subsidiaries may invest in Eligible Securities. For purposes hereof, "Eligible Securities" shall mean: (i) government bonds rated BBB or better by Standard & Poor's Corporation ("S&P") or Baa2 or better by Moody's Investors Service, Inc. ("Moody's"); (ii) commercial paper rated BBB or better by S&P or Baa2 or better by Moody's; (iii) corporate bonds or debt rated BBB or better by S&P or Baa2 or better by Moody's; (iv) preferred stock rated BBB or better by S&P or Baa2 or better by Moody's; and (v) common stock of any publicly traded corporation. Notwithstanding anything to the contrary in this Section 4.04(a), the limitations of this Section 4.04(a) shall not be applicable in connection with the Borrower's or any Subsidiary's formation and funding of a newly created Subsidiary for the purposes of consummating a Permitted Acquisition in accordance with the terms of this Agreement.

                  (b) The Borrower and its Subsidiaries shall be entitled to acquire businesses through stock acquisitions, asset purchases or mergers upon satisfaction of the following conditions:

                           (i) Each such acquisition shall be made on arms
                  length terms. The Borrower or one of its Subsidiaries shall, after consummation of the acquisition, own and control more than 50% of the outstanding equity and voting rights in any corporation, partnership or other entity acquired by the Borrower or any such Subsidiary in connection with the acquisition.

                      (ii) The aggregate acquisition consideration payable
                  by the Borrower and its Subsidiaries for any acquisition shall not exceed 50% of the Borrower's Tangible Net Worth (as defined herein) after giving effect to the acquisition (except, however, that the Borrower and its Subsidiaries shall be entitled to make acquisitions for acquisition consideration in excess of such amount with the Bank's prior written consent). The acquisition consideration payable in connection with any such acquisition shall mean the sum of the following items (without duplication): (aa) all cash paid by the Borrower and its Subsidiaries in connection with the acquisition; (bb) the fair market value of all property transferred (including, without limitation, the fair market value of all securities issued) by the Borrower and its Subsidiaries in connection with the acquisition; (cc) the principal amount of all indebtedness payable by the Borrower and its Subsidiaries to the sellers in connection with the acquisition; (dd) the principal amount of all obligations assumed by the Borrower and its Subsidiaries in connection with any asset acquisition; and
                  (ee) all amounts paid or payable under or with respect to covenants not to compete in connection with the acquisition.

                     (iii) The acquisition will not result in a default under
                  the financial or other covenants hereunder: (aa) at the time such acquisition is consummated after giving effect to such acquisition; and (bb) on a projected basis based upon reasonable projections after giving effect to such acquisition. In addition, the acquisition will not result in a default or event of default under any Guaranty or any Subsidiary Security Agreement.

                  (c) For purposes of this Agreement, the term "Permitted Acquisition" shall mean any acquisition made in accordance with the foregoing subparagraph (b).

                  (d) The Borrower shall, as promptly as practicable after consummation of any Permitted Acquisition, take all such action as may be required to cause any Subsidiary acquired in connection therewith, or resulting therefrom, to become an Included Subsidiary hereunder (except to the extent that any obligations incurred or assumed in connection with the acquisition prohibit such action).

         4.05 Sale or Pledge of Property. Neither the Borrower nor any Subsidiary will sell, lease or otherwise dispose of or transfer any of its interests in any of its assets except in the ordinary course of business (except for transfers permitted in Section 4.03 hereof).

         4.06 Dividends and Distributions. Neither the Borrower nor any Subsidiary which is not wholly owned by the Borrower will pay or declare any dividends on or make any other distribution with respect to any class of its stock whether in cash or in property. In addition, neither the Borrower nor any Subsidiary shall redeem, purchase or otherwise acquire any stock or any outstanding securities of the Borrower or any Subsidiary (other than redemptions of the Subordinated Notes in accordance with the terms thereof). Notwithstanding the foregoing: (a) the Borrower may pay a stock dividend or declare a stock split which does not result in a reduction in the total value of the Borrower's stockholders' equity determined immediately prior to the stock dividend or stock split; and (b) each of the Borrower's Subsidiaries may pay dividends and distributions to the Borrower or any Included Subsidiary.

         4.07 Pension Plan Funding Deficiency. Neither the Borrower nor any Subsidiary shall incur or suffer to exist any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 or incur any material liability to the Pension Benefit Guaranty Corporation (or any successor) established thereunder in connection with any Plan.

         4.08 Transactions with Affiliates. The Borrower and its Subsidiaries shall not directly or indirectly enter into any transaction with any affiliate other than in the ordinary course and pursuant to the reasonable business requirements of the Borrower or such Subsidiaries. Any such transaction shall be upon fair and reasonable terms and provisions no less favorable to the Borrower or any such Subsidiary than it could have obtained in a comparable arm's-length transaction with a person who is not an affiliate of the Borrower or such Subsidiary.

         4.09 Financial Covenants. The Borrower and its Subsidiaries shall comply at all times with the following financial covenants. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect at the time in question on a basis consistently applied.

                  (a) The Borrower's Debt Service Coverage Ratio shall be
         the ratio of: (i) the Borrower's and all Subsidiaries'
         earnings before interest, taxes, lease obligations, depreciation and amortization (including, without limitation, any income tax credits utilized) on a consolidated basis for the four preceding fiscal quarters to (ii) the sum of all principal, interest and lease obligations (excluding principal payable hereunder, principal payable under the Note Agreement (as defined herein) and principal payable under Permitted Acquisition Debt (including, without limitation, Permitted Acquisition Debt incurred in connection with the
         Borrower's acquisition of NIK Public Safety, Inc. and Defense
         Technology
                                       17

         Corporation of America) during the one year period following the acquisition to which such debt relates) payable by the Borrower or any such subsidiary during such fiscal quarters.
         The Debt Service Coverage Ratio shall be computed quarterly, so long as the Indebtedness to the Bank is outstanding, commencing December 31, 1996, and each March 31, June 30, September 30 and December 31 thereafter and shall not be less than 1.3 to 1.

                  (b) The Borrower's Interest Coverage Ratio shall be the ratio of: (i) the Borrower's and all Subsidiaries' earnings before interest, taxes, depreciation and amortization (including, without limitation, any income tax credits utilized) on a consolidated basis for the four preceding fiscal quarters to (ii) the sum of all interest payable by the Borrower or any such subsidiary during such fiscal quarters. The Interest Coverage Ratio shall be computed quarterly, so long as the Indebtedness to the Bank is outstanding, commencing December 31, 1996, and each March 31, June 30, September 30 and December 31 thereafter and shall not be less than 2.0 to 1.

                  (c) The ratio of the Borrower's consolidated current assets to consolidated current liabilities shall at no time be less than 2.0 to 1. "Current assets" shall mean the aggregate amount of all assets of an entity that may properly be classified as current assets in accordance with generally accepted accounting principles, not including, however, (i) any deferred assets, (ii) common stock of any publicly traded corporation if the Borrower and its Subsidiaries own in the aggregate more than 5% of such corporation's issued and outstanding shares of common stock, (iii) any prepaid items such as insurance, taxes, interest, commissions, rents, royalties and similar items, and (iv) any amounts owed to such entity by officers, directors, employees, stockholders or subsidiaries or other affiliates of such entity. "Current liabilities" shall mean all indebtedness of an entity payable on demand or within a period of one year from the date of the creation thereof (excluding any indebtedness renewable or extendible at the option of the debtor, absolutely or conditionally, for a period or periods extending to more than one year after such date, whether or not actually so renewed or extended) plus current maturities of long term debt (excluding debt described on Schedule 4.09 attached hereto).

                  (d) The Borrower and the Subsidiaries shall not allow the ratio of Total Liabilities to Tangible Net Worth for the Borrower and its Subsidiaries to exceed 1.0 to 1. For purposes of this Agreement, the terms "Tangible Net Worth" and "Total Liabilities" shall have the following meanings:

                                    (i) "Tangible Net Worth" shall mean the
                  aggregate of the following for the Borrower and the Subsidiaries on a consolidated basis:

                                            (aa) The gross book value as shown
                           by the books of the Borrower and its Subsidiaries of all real and personal property excluding: (1) all intangible personal property including, without limitation, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, going concern value, experimental or organizational expense, treasury stock and unamortized discount; and (2) all investments in, loans to or amounts due from any Subsidiary, shareholder, officer, director, employee or other affiliate;

                           less the sum, without duplication, of the following items (bb), (cc) and (dd);

                                            (bb) all reserves for depletion,
                           depreciation and amortization of properties as shown by the books of the Borrower and its Subsidiaries and all other proper reserves which in accordance with generally accepted accounting principles should be set aside in connection with the businesses of the Borrower and its Subsidiaries;

                                            (cc) all obligations which under
                           generally accepted accounting principles are shown or should be shown on the balance sheet as liabilities (excluding, however, obligations that have been subordinated to the Indebtedness and, if required by the Bank, to any applicable guaranty thereof); and

                                            (dd) all increases in book value
                           of any real estate or tangible personal property of the Borrower or its Subsidiaries attributable to a reappraisal or other write-up of assets (other than reappraisals or write-ups made in connection with Permitted Acquisitions or otherwise required by generally accepted accounting principles).

                               (ii) "Total Liabilities" shall mean: (aa) any
                  indebtedness or liability for borrowed money and any other indebtedness or liability evidenced by notes, debentures, bonds or similar obligations; and (bb) all other obligations which under generally accepted accounting principles are shown or should be shown on the balance sheet as liabilities. Total Liabilities shall not, however, include obligations that have been subordinated to the Indebtedness and, if required by the Bank, to any applicable guaranty thereof.

         4.10 Subordinated Debt. The Borrower represents that it has delivered to the Bank a true and correct copy of that certain Convertible Subordinated Note Purchase Agreement (as amended or restated from time to time, the "Note Agreement") dated April 30, 1996, together with any and all amendments thereto. The Borrower agrees that it shall not: (a) make any payment under the Note Purchase Agreement in violation of the subordination provisions of Section 5 thereof; or (b) modify the Note Agreement without the Bank's prior written consent. The Borrower agrees that the Indebtedness shall constitute Senior Indebtedness within the meaning of the Note Agreement.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants, and so long as this Agreement is in effect or any part of the Indebtedness remains unpaid, shall continue to represent and warrant at all times, that:

         5.01 The Borrower and Subsidiaries. The Borrower and the Subsidiaries are corporations duly incorporated and validly existing under and by virtue of their respective states of incorporation. Each is duly licensed and qualified in all other states and jurisdictions wherein the nature of the business transacted by it or the ownership of its properties makes such licensing or qualification as a foreign corporation necessary, if any except where the failure to be so qualified would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. Each of the Borrower and its Subsidiaries holds in full force and effect all material permits, licenses and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations.

         5.02 Authorization, Conflicts and Validity. The execution and delivery of this Agreement and each of the other Loan Documents to which the Borrower is or will be a party and the performance by the Borrower of all of its obligations thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with (i) any material provision of applicable law (including, without limitation, any applicable usury or similar law); (ii) any material order, rule or regulation of any court or other governmental authority; (iii) any material provision of its certificate of incorporation or bylaws, including any amendments thereto, or any resolution with continuing effect adopted by its Board of Directors or shareholders; or (iv) any material provision of any shareholders' agreement or trust respecting securities of its issue or related rights; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any material instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets and properties is or may be bound or subject; and (d) except as specifically contemplated by this Agreement or any other Loan Documents, will not result in the creation or imposition ofany lien, charge or encumbrance of any nature upon any of its assets and properties. The Loan Documents to which the Borrower is or will be a party when executed and delivered will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms and provisions.

         5.03 Consents. Except as otherwise disclosed on Schedule 5.03 attached hereto, no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Borrower) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or will be a party, or the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants and other terms and provisions thereof. Each franchise, license, certificate, authorization, approval or consent from any governmental authority material to the present conduct of the business and operations of the Borrower or its Subsidiaries, or required for the acquisition, ownership, improvement, operation or maintenance by it of any material portion of the assets and properties it now owns, operates or maintains, has been obtained and validly granted, is in full force and effect and constitutes valid and sufficient authorization therefor.

         5.04 Financial Statements. The Borrower has heretofore made available to the Bank financial statements as of and for the fiscal year ending December 31, 1995, and for the period ending September 28, 1996. Those financial statements fairly present the financial condition of the Borrower and the Subsidiaries taken as a whole and the results of their operations as of the dates thereof. Those financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except for changes, if any, stated in the related accountants' reports.

         5.05 Changes in Financial Condition. Since September 28, 1996, there has been no material adverse change in the assets or the financial condition of the Borrower or its Subsidiaries taken as a whole from that set forth or reflected in the financial statements as of that date. The Borrower and its Subsidiaries are current in the payment of all of their debts and performance of all of their material obligations.

         5.06 Legal or Administrative Proceedings. Except as otherwise disclosed on Schedule 5.06 attached hereto, there are no material actions, suits, investigations or proceedings by any person or entity pending or to the best knowledge of the Borrower threatened against the Borrower or any Subsidiary or to which they are a party involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set up onthe books of the Borrower or the Subsidiaries.

         5.07 Assets. Except as otherwise disclosed on Schedule 5.07 attached hereto, the Borrower and the Subsidiaries have good, marketable title to all of their assets reflected in the financial statements dated September 28, 1996, and such assets are free and clear of all liens, charges and encumbrances except as shown on those financial statements.

         5.08 Losses. Since September 28, 1996, no material loss, damage, destruction or taking of any of the physical properties of the Borrower or any of its Subsidiaries has occurred which has not been fully restored or replaced, or which is not fully covered by insurance, and neither the property nor business of the Borrower and its Subsidiaries, taken as a whole, has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war, act of God or public enemy. Neither the Borrower, any Subsidiary nor any of their officers are aware of any material adverse fact concerning the conditions or future prospects of the Borrower or any Subsidiary which has not been fully disclosed in writing to the Bank.

         5.09 Corporate Restrictions. Except as otherwise disclosed on
Schedule 5.09 attached hereto, neither the Borrower nor any Subsidiary is a party to any contract or subject to any charter or other corporate restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

         5.10 Taxes. The Borrower and the Subsidiaries have filed all federal and state tax returns which are required to be filed, and have paid all taxes as shown on the returns and on all assessments received by them to the extent that the taxes have become due. Proper and accurate amounts have been withheld by the Borrower and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

         5.11 Default. There exists as of the date hereof no Default or Event of Default.

         5.12 Other Representations. All warranties and representations of the Borrower or any of the Subsidiaries contained in any of the Loan Documents are true and accurate in all material respects.

         5.13 Subsidiaries. As of the date hereof, the Borrower owns no Subsidiaries other than NIK Public Safety, Inc., Defense Technology Corporation of America and Armor Holdings Properties, Inc. The Borrower owns 100% of the outstanding common stock of its Subsidiaries. The only persons or entities in which the Borrower owns an equity interest are the Subsidiaries. No person or entity holds or is entitled to obtain any other equity interest in the Subsidiaries.

         5.14 ERISA. No Plan has incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, and neither the Borrower nor any Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (or any successor) in connection with any Plan.

         5.15 Purpose of the Borrower. The Borrower does not own any "margin security" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of the loan by the Bank to the Borrower will be used for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Loan Document to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be amended.

         5.16 Payment of Loan Proceeds. The Bank is authorized to disburse all proceeds of any loan to the Borrower hereunder directly to or upon the order of the president, vice president--finance, vice president--corporate development or controller of the Borrower without looking into the use of those proceeds. The president of the Borrower as of the date hereof is Jonathan Spiller, the vice president--finance of the Borrower as of the date hereof is Carol Burke, the vice president--corporate development of the Borrower as of the date hereof is Robert Schiller and the controller of the Borrower as of the date hereof is _____________________. The Bank may rely on the fact that each continues to serve in that capacity until the Bank receives written notice to the contrary.

         5.17 Solvency. After giving effect to the full funding of the loans contemplated herein, the Borrower and each Subsidiary will be solvent. "Solvent" shall mean, when used with respect to any person or entity, that: (a) such person or entity does not intend to incur, and does not believe and has no reason to believe that it will incur, debts beyond its ability to pay as they become due; (b) the sum of such person's or entity's assets is greater than all of such person's or entity's liabilities at a fair valuation; (c) such person or entity has sufficient cash flow to enable it to pay its debts as they become due; and (d) such person or entity does not have unreasonably small capital to carry on such person or entity's business as theretofore operated and all businesses in which such person or entity is about to engage. "Fair valuation" is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

         5.18 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

         6.01 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

                  (a) if the Borrower defaults in the payment of any principal, interest or other amount under the Note or the Acceptance Agreement when the same shall become due, either by the terms thereof or otherwise as provided herein and such default continues for a period of ten days thereafter; or

                  (b) if the Borrower or any Subsidiary defaults: (i) in any payment of principal of or interest on any other obligation beyond any period of grace provided with respect thereto and such default results in the acceleration of the obligation in question or (ii) in the performance or observance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, except for obligations disputed in good faith if the Bank is promptly notified thereof and, if required by generally accepted accounting principles, funded reserves are established or

                  (c) if any statement, representation or warranty made by the Borrower or any Subsidiary herein or in any writing now or hereafter furnished in connection with or pursuant to the Loan Documents or in connection with any audit shall be false in any material respect; or if the Borrower or any Subsidiary omits or fails to disclose within 10 days any substantial contingent or liquidated liabilities, or any material adverse change in facts previously disclosed by any statement, representation, certificate or warranty to the Bank; or

                  (d) if the Borrower or any Subsidiary defaults in the performance or observance of any covenants contained in Section 4.09 hereof; or

                  (e) (i) if any Event of Default occurs under any Loan Document; or (ii) if the Borrower or any Subsidiary defaults in the performance or observance of any other agreement, covenant, term or condition contained herein or in any other Loan Document and such default shall not have been remedied within 30 days after written notice thereof is sent by the Bank to the Borrower except, however, that an Event of Default shall not be deemed to have occurred if the Borrower or the Subsidiary, as the case may be, commences to cure such default within such 30-day period and the Borrower or such Subsidiary, as the case may be, completes such cure within 60 days after such notice; or

                  (f) if any Included Subsidiary disputes, attempts to avoid or indicates its intent to seek to avoid its obligations under any Guaranty; or

                  (g) if the Borrower or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or

                  (h) if any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating the Borrower or any Subsidiary, bankrupt or insolvent; or

                  (i) if the Borrower or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of the Borrower or any Subsidiary or of any substantial part of the assets of the Borrower or any Subsidiary, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to the Borrower or any Subsidiary, under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or

                  (j) if any such petition or application is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary and if the Borrower or the Subsidiary by any act indicates its or his approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days; or

                  (k) if any order is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution or split-up of the Borrower or any Subsidiary; or

                  (l) if any Event of Default occurs under the Note
         Agreement.

         6.02 Default. A "Default" shall be deemed to have occurred hereunder if any event or condition occurs which would constitute an Event of Default hereunder upon the satisfaction of any requirement for notice or passage of time in connection with such event or condition.

         6.03 Remedies. If any Default shall occur, any obligation of the Bank to make advances hereunder or under any Loan Document, or to create Acceptances, shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may by notice to the Borrower, effective upon dispatch, declare the entire unpaid principal amount then outstanding under the Loan Documents, all interest accrued and unpaid under the Loan Documents and all other Indebtedness of the Borrower to the Bank under this Agreement or any of the other Loan Documents to be forthwith due and payable. Thereupon, the then outstanding principal amount under the Loan Documents, all such accrued interest and all such other Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Bank may immediately enforce payment of all such amounts and exercise any or all of the rights and remedies of the Bank under this Agreement and other Loan Documents, including without limitation the right to resort to any or all collateral securing any obligations under the Loan Documents and exercise any or all of the rights of a secured party pursuant to the Uniform Commercial Code of Florida and other applicable similar statutes in other jurisdictions.

         6.04 Termination of Rights to Advances; Automatic Acceleration. Notwithstanding anything herein to the contrary, (a) the Borrower's right, if any, to obtain any additional advances under the Loan Documents shall automatically terminate upon the initiation against the Borrower or any Subsidiary of any proceeding under the Federal Bankruptcy Code, or upon the occurrence of any Event of Default described in subparagraphs (g), (h), (i),
(j), or (k) of Section 6.01, and (b) all Indebtedness shall automatically be and become immediately due and payable upon the occurrence of any Event of Default described in subparagraphs (h), (i), or (j) of Section 6.01.
                                  ARTICLE VII
                                 MISCELLANEOUS

         7.01 Expenses. The Borrower agrees to pay, and save the Bank harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with this transaction (including any renewals or modifications relating hereto), including any state documentary stamp taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement or any such renewal or modification, and the reasonable fees and expenses of the Bank's counsel. The Borrower acknowledges that it has participated with the Bank in establishing the structure of this transaction and that it has independently determined the amount of documentary stamp and other taxes due in connection herewith. The Borrower has not relied upon representations of the Bank or its counsel in calculating the amount of such taxes, and the Borrower shall be liable for any additional taxes (including interest and penalties) which may be due in connection with this transaction or any renewals hereof. If an Event of Default shall occur, the Borrower shall also pay all of the Bank's costs of collection including reasonable Bank employee travel expenses, court costs and reasonable fees of attorneys and legal assistants (whether incurred in connection with trial or appellate proceedings). The Borrower authorizes the Bank to make advances under the Note and to debit its deposit accounts to pay all expenses.

         7.02 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents.

         7.03 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Borrower shall not be entitled to assign its rights hereunder. The Bank may, with the Borrower's consent, which shall not be unreasonably withheld or delayed, assign all or part of its rights hereunder or grant participations herein. The Bank may disclose to any such assignee or participant (or any prospective assignee or participant) such information concerning the Borrower and its affiliates as the Bank deems appropriate.

         7.04 No Third Party Beneficiaries. The Included Subsidiaries are not third party beneficiaries to this Loan Agreement and, in addition to the rights of the Bank set forth in the Guaranties, the Bank, with the concurrence of the Borrower, shall have the right without impairing the liability of the Included Subsidiaries to alter and amend this Loan Agreement without notice to or consent by the Included Subsidiaries.

        7.05 Notices. All communications, notices or demands provided for hereunder or under any other Loan Document to which the Borrower is a party shall be sent by first class mail, by courier, by hand or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

         To the Bank:          Barnett Bank, N.A.
                               50 North Laura Street
                               Jacksonville, Florida 32202
                               Attn:  Corporate Banking Group

         To the Borrower:      Armor Holdings, Inc.
                               191 Nassau Place Road
                               Yulee, Florida 32097
                               Attn:  Robert Schiller

                               With a copy to:

                               Kane Kessler, P.C.
                               1350 Avenue of the Americas
                               New York, New York 10019
                               Attn: Robert L. Lawrence, Esq.

Each such communication, notice or demand shall be deemed given: (i) when deposited in the mail with proper postage affixed if sent by mail; or (ii) when actually delivered to the appropriate address if sent by courier or by hand.

         7.06 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         7.07 Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

         7.08 Counterparts.   This Agreement may be executed simul-
taneously in several counterparts. Each counterpart shall be deemed an original.

         7.09 Remedies Cumulative. All rights and remedies of the Bank hereunder are cumulative and in addition to any rights and remedies which the Bank may have under the laws of Florida. The Bank's exercise of any one right or remedy against one party hereto will not deprive the Bank of any right or remedy against that party or any other parties hereto. No right, power or remedy conferred upon or reserved to the Bank under this Agreement or any other of the Loan Documents is exclusive of any other right, power or remedy in any of the Loan Documents, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Documents, or now or hereafter existing at law, in equity or by statute.

         7.10 Delay or Omission. No delay or omission of the Bank to exercise any right, power or remedy under any of the Loan Documents or accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Bank under any of the Loan Documents may be exercised from time to time and as often as may be deemed expedient by the Bank.

         7.11 No Waiver of One Default to Affect Another. No waiver of any Default or Event of Default hereunder shall extend to or affect any subsequent Default or Event of Default or any other Default or Event of Default then existing, or impair any rights, powers or remedies consequent thereon.

         7.12 Changes. No term of any Loan Document may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         7.13 Severability. If any portion of any Loan Document is declared void by any court as illegal or against public policy, the remainder of the Loan Documents in question shall continue in full effect.

         7.14 Lost or Damaged Note. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note (the "Lost Note") and of an indemnity agreement reasonably satisfactory to the Borrower, the Borrower will make and deliver to the Bank a new Note of like tenor, date and principal amount in lieu of the Lost Note.

         7.15 Merger. This Agreement supersedes and replaces any commitment letter relating to the Indebtedness.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

                                        ARMOR HOLDINGS, INC.


                                        By___________________________________

                                          Its________________________________

                                         BARNETT BANK, N.A.


                                         By___________________________________

                                           Its________________________________




STATE OF GEORGIA
COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this _______ day of _______________, 1996, by _______________________,
the _________________________ of Armor Holdings, Inc., on behalf of the corporation, in Camden County, Georgia.



                                 ------------------------------------
                                  Notary Public, State and County
                                    Aforesaid
                                  My Commission Expires:

                                                (Notary Seal)


STATE OF GEORGIA
COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this _______ day of _______________, 1996, by _____________________,
the _________________________ of Barnett Bank, N.A., on behalf of the bank, in Camden County, Georgia.



                                   ------------------------------------
                                   Notary Public, State and County
                                     Aforesaid
                                   My Commission Expires:

                                                  (Notary Seal)